Exhibit 10.46(a)


            AMENDMENT NO. 2 TO THE SECOND AMENDED AND
        RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT


          This Amendment No. 2 to the Second Amended and Restated Revolving Credit and Term Loan Agreement is dated as of December 23, 1993 ("Amendment No. 2"), and is entered into as of the Effective Date (as defined below) by and among the parties listed below (hereinafter the "Parties").

          Reference is made to that certain (1) Second Amended and Restated Revolving Credit and Term Loan Agreement (the "Amended Loan Agreement"), dated as of December 21, 1992, by and among The Chase Manhattan Bank, N.A., First Bank National Association, Mellon Bank, N.A., CIG & Co. as nominee for Connecticut General Life Insurance Company, and Horace Mann Life Insurance Company (collectively, the "Lenders"), and Mellon Bank, N.A., as Agent under the Amended Loan Agreement (the "Agent"), and Capital Associates International, Inc. (the "Borrower"), and (2) Amendment No. 1 to the Second Amended and Restated Revolving Credit and Term Loan Agreement ("Amendment No. 1"), the effective date of which is April 30, 1993, by and among the Lenders, the Agent, and the Borrower. The Amended Loan Agreement and Amendment No. 1 thereto are collectively referred to herein as the "Amended Loan Agreement."

          Unless otherwise defined herein, capitalized terms shall have the meanings assigned to them in the Amended Loan Agreement.

                            RECITALS

          WHEREAS, the Parties have previously entered into the Amended Loan Agreement and the Other Amended Loan Documents; and

          WHEREAS, the Parties wish to amend the Amended Loan Agreement pursuant to this Amendment No. 2, as hereinafter set forth;

          NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the Parties hereto intending to be legally bound hereby, the Parties agree as follows:

                            AGREEMENT

          1. Amendment to the "Index of Exhibits" and "Index of Schedules" to the Amended Loan Agreement". The Parties hereby agree to amend the Index of Exhibits and the Index of Schedules to the Amended Loan Agreement by adding the following new exhibits and schedules at the end of the respective
Indices:

     Exhibit B-2A    -   Credit Underwriting Model For Municipal Leases

     Exhibit H-1     -   Initial Notice of Revolving Credit Advance


     Exhibit CC-3    -   Certificate of Satisfaction of Release Criteria
                         (CAEL IV)

     Exhibit DD-2    -   Updated Business Plan

     Exhibit II      -   CPYF III Summary

     Exhibit JJ      -   Capital Associates, Inc. Incentive Program to
                 Enhance Earnings Growth

     Exhibit KK      -   Lacey Incentive Program

     Exhibit LL      -   Municipal Lease Agreement

     Exhibit MM      -   Progress Payment Promissory Note

     Exhibit NN      -   Progress Payment Letter

     Exhibit OO      -   Certificate of Satisfaction of Subordination
                Criteria (Factoring)

     Schedule 4.16-3 -   Third New Schedule of Deposit Accounts

          2. Amendment to Exhibit EE - Accountant's Statement of Monthly Fees. The Parties hereby agree to amend Exhibit EE to the Amended Loan Agreement(Accountant's Statement of Monthly Fees) by deleting the monthly dollar amounts for the months of January 1994 through and including May 1995, and replacing such dollar amounts with "$15,000.00" for each of such months.

          3. Amendment to Section 1.1 of the Amended Loan Agreement. The Parties hereby agree to amend Section 1.1 of the Amended Loan Agreement by
(a) adding after the end of the first sentence in the "Master Lease Agreement" definition the following second sentence "Notwithstanding anything in this Agreement to the contrary, Borrower may use the Master Lease Agreement for Vendor Program Leases, rather than the Master Lease Agreement, for any non-Vendor Program Lease covering Equipment having an aggregate Equipment cost of no more than Five Hundred Thousand Dollars ($500,000) per Equipment Schedule, and the Master Lease Agreement for Vendor Program Leases in such case shall be treated as the Master Lease Agreement for all purposes of this Agreement.", (b) adding the phrase "(including a Municipal Lease Agreement)" after the word "agreement" in the definition of "Lease", (c) adding the phrase ", as amended from time to time" at the end of the definition of "Schedule of Deposit Accounts, (d) deleting the word "Pledge" in the definition of "Other Guarantees", and (e) adding the following new definitions in alphabetical order to Section 1.1:

     "Amendment No. 1" shall mean that certain Amendment No. 1 to the Second Amended and Restated Revolving Credit and Term Loan Agreement, having an effective date of April 30, 1993, by and among Borrower, Agent, the Lenders, Parent, Borrower Subsidiaries and Parent Subsidiaries.

     "Amendment No. 2" shall mean that certain Amendment
     No. 2 to the Second Amended and Restated Revolving
     Credit and Term Loan Agreement, dated as of the Effective Date of Amendment No. 2, by and among
     Borrower, Agent, the Lenders, Parent, Borrower
     Subsidiaries and Parent Subsidiaries.

     "CAEL IV" shall mean CAI Equipment Leasing IV Corp., which is the general partner of CPYF III and a wholly-owned Subsidiary of Parent.

     "CAILS I" shall mean CAI Lease Securitization I Corp., which will be the issuer in the Lease Securitization
     Program and is a wholly-owned Subsidiary of Borrower.

     "CPYF III" shall mean Capital Preferred Yield Fund -
     III, L.P., a Delaware Limited Partnership.

     "CPYF III Summary" shall mean that certain "Capital
     Preferred Yield Fund - III, L.P. -- Summary of Program,"a copy of which is attached to this Agreement as Exhibit II, which sets forth the terms and conditions of CPYF III.

     "Credit Underwriting Model For Municipal Leases" shall mean Borrower's Credit Underwriting Model for Municipal Leases, a copy of which is attached to this Agreement as Exhibit B-2A. The Credit Underwriting Model for Municipal Leases shall not be amended or modified, except as to ministerial or clerical matters, without the Agent's and the Lenders' prior written consent.

     "Demand Note" shall mean each of the following:
     (a) Parent's own non-interest bearing demand promissory note, dated November 21, 1991, in a principal amount equal to the greater of (i) $1,000,000 or (ii) two and one-half percent (2.5%) of the gross offering proceeds to be raised by CPYF II, with which Parent has capitalized CAEL III; and (b) Parent's own non-interest bearing demand promissory note, dated November 5, 1993, in a principal amount equal to the greater of (i) One Million Dollars ($1,000,000) or (ii) two and one-half percent (2.5%) of the gross offering proceeds to be raised by CPYF III, with which Parent has capitalized CAEL IV.

     "Demand Note Funding" shall mean any transfer of funds
     (A) from Borrower or a Parent Subsidiary to Parent, and
     (B) from Parent to CAEL III and/or CAEL IV, for the purpose of paying a Demand Note, as (1) a dividend of such funds from Borrower or the Parent Subsidiary to Parent, (2) a payment of such funds by Parent to CAEL III and/or CAEL IV on one or both of Parent's Demand Notes, as the case may be, and (3) a payment of such funds by CAEL III and/or CAEL IV, as the case may be, to reduce indebtedness or other obligations incurred by CAEL III and/or CAEL IV in the ordinary course of their respective businesses.

     "Effective Date of Amendment No. 2" shall mean the
     "Effective Date" as set forth below Agent's signature on Amendment No. 2.

     "Employee Incentive Program" shall mean that certain
     "Capital Associates, Inc. Incentive Program to Enhance
     Earnings Growth" dated as of June 27, 1993, a copy of which is attached to this Agreement as Exhibit JJ.

     "Lacey Incentive Program" shall mean the "Dennis J. Lacey Incentive Program" the full description of which is set forth in paragraph 18 of the compensation committee minutes and approved by resolutions of Parent's board of directors, copies which are attached to this Agreement as Exhibit KK.

     "Lease Securitization Program" shall mean that certain proposed Lease Securitization Program to involve CAILS I, as issuer, PaineWebber Incorporated, as investment banker and broker/dealer, ITT Credit Corp., as the entity to purchase the B Notes and the entity to provide the Warehouse Debt Facility to CAILS I, Borrower, as the entity to be the Lease originator and servicer, and the Persons to be the purchaser(s) of the A Notes, whose identity(ies) will be disclosed to Agent and the Lenders after the Effective Date of Amendment No. 2 and prior to any funding of the A and B Notes, the terms and conditions of which shall be set forth in documents to be approved by Agent and Lenders.

     "MBank Recoveries" shall mean all amounts recovered by Borrower from and after the Effective Date of Amendment No. 2 by whatever means, in whatever form and from whatever sources with respect to the Equipment and Related Lease which are the subject of that certain litigation entitled "Bank One Texas, N.A., Plaintiff, vs. The Prudential Insurance Company of America and Texas Commerce Bank, N.A., Defendants, vs. Federal Deposit Insurance Corporation and Capital Associates International, Inc., Third-Party, Defendants," in the United States District Court for the Northern District of Texas, Dallas Division, Civil Action No. 3-92CV-535C.

     "Municipal Lease" shall mean an Equipment Schedule or the equivalent thereof, together with a Municipal Lease Agreement (or other written agreement which is no less protective of Borrower's rights, as assignee of the original lessor, than as set forth in the Municipal Lease Agreement) with a third party lessee that is a domestic state, local or other governmental entity or a fully constituted political subdivision or agency thereof (a "Municipality"), as lessee, which sets forth the principal terms and conditions by which Specific Equipment will be leased by Borrower to a Municipality and rental payments will be made to Borrower by such Municipality.

     "Municipal Lease Agreement" shall mean the form of Municipal Lease Agreement to be used by Borrower, as lessor, and by a Municipality, as lessee, which sets forth the principal terms and conditions by which personal property will be leased by Borrower to a Municipality and rental payments will be made by such Municipality to Borrower, and in connection with which one or more Equipment Schedules is executed, substantially in the form attached to this Agreement as Exhibit LL, which shall be revised to incorporate the changes requested in those certain letters from Murphy, Weir & Butler to Ballard, Spahr, Andrews & Ingersoll dated December 14, 1993, and December 19, 1993, respectively, attached as part of Exhibit LL, and such additional changes as Agent may reasonably request in writing by January 10, 1994.

     "Progress Payments" shall mean advances made by Borrower, on behalf of a lessee, to a vendor or other contractor of a portion of the cost of acquiring or constructing Equipment which the lessee has agreed to lease from the Borrower (and which is subject to a Master Lease Agreement executed by the lessee and the Borrower), which advances are evidenced by (1) one or more Progress Payment Promissory Notes executed by an authorized officer of the lessee and (2) a Progress Payment Letter executed by an authorized officer of the lessee and the Borrower.

     "Progress Payment Promissory Note" shall mean a
     Progress Payment Promissory Note substantially in the form attached as Exhibit MM to this Agreement.

     "Progress Payment Letter" shall mean a Progress Payment
     Letter substantially in the form attached as Exhibit NN to this Agreement.

     "Service Bureau" shall mean the management information services provided by Borrower to a third party in connection with the management by Borrower of such third party's equipment, leases, other agreements, account billing and collection and related portfolio management services.

     "Small Dollar Amount Purchase Option Lease" shall mean any New Qualifying Lease that (a) is an Unfunded Lease,
     (b) Borrower intends to hold for its own account, (c) has a small dollar amount purchase option at the end of the term of such New Qualifying Lease and (d) is not otherwise described in Section 2.3(iv), (v) or (vi).

     "Updated Business Plan" shall mean the "Capital Associates, Inc. Updated Revised Business Plan Dated as of November 30, 1993, revised for the period beginning September 1, 1993 and ending May 31, 1995, a copy of which is attached to this Agreement as Exhibit DD-2.

     "Warehouse Debt Facility" shall mean (1) that certain debt facility to be provided by ITT Credit Corp. to CAILS I in connection with the Lease Securitization
     Program, the proceeds of which will be used by CAILS I solely for the purpose of acquiring Leases and Related
     Equipment for the Lease Securitization Program.

In addition, the Parties hereby agree to delete the definitions of "Borrower Subsidiary," "Master Lease Agreement," "Parent Subsidiary," "Present Value," "Public Income Fund" and "Total Collateral Amount" and add the following in place of the deleted language:

     "Borrower Subsidiary" shall mean CAI Leasing Canada, Ltd.,
     CAI Partners Management Company, Capital Equipment
     Corporation, Whitewood Credit Corporation, and CAILS I.

     "Master Lease Agreement" shall mean the form of Master Lease Agreement presently used by Borrower, executed by Borrower, as lessor, and by a lessee, which sets forth the principal terms and conditions by which personal property will be leased and rental payments will be made, and in connection with which one or more Equipment Schedules is executed, substantially in the form attached to this Agreement as Exhibit D-2 (or, in the case of (1) Vendor Program Leases, in the form of the Master Lease Agreement for Vendor Program Leases that was approved by Agent in writing some time after the Effective Date of Amendment No. 1 and was attached to this Agreement as Exhibit D-2A, which shall be revised to incorporate the changes requested pursuant to the letter from Murphy, Weir & Butler to Ballard, Spahr, Andrews & Ingersoll dated December 19, 1993, attached as part of Exhibit LL, and such additional changes as Agent may reasonably request in writing by January 10, 1994, and (2) Municipal Leases, in the form of the Municipal Lease Agreement attached to this Agreement as Exhibit LL, which shall be revised to incorporate the changes requested in the letters from Murphy, Weir & Butler to Ballard, Spahr, Andrews & Ingersoll dated December 14, 1993, and
     December 19, 1993, respectively, and such additional changes as Agent may reasonably request in writing by January 10,
     1994). The Master Lease Agreement for Vendor Program Leases as revised to incorporate the changes requested in the letter from Murphy, Weir & Butler and by Agent shall be attached to this Agreement as Exhibit D-2A-1. The Municipal Lease Agreement as revised to incorporate the changes requested in the letters from Murphy, Weir & Butler and by Agent shall be attached to this Agreement as Exhibit LL-1.

     "Parent Subsidiary" shall mean CAI Equipment Leasing I
     Corp., CAI Equipment Leasing II Corp., CAI Equipment
     Leasing III Corp., CAI (Japan), Inc., CAI Securities
     Corporation, and CAEL IV.

     "Present Value" shall mean a calculation to determine the net present value of future payments calculated using a discount factor equal to the greater of (i) the Revolver
     Rate or (ii) eight percent (8%).

     "Public Income Fund" shall mean any one or more of the following: Capital Preferred Yield Fund; PaineWebber
     Preferred Yield Fund L.P.; Northstar Income Fund-1,
     L.P.; Leastec Fund V; CPYF II; CPYF III; and any other fund approved by the Lenders as set forth in
     Section 7.16.

     "Total Collateral Amount" shall, at any report date, mean the sum of the following (which does not necessarily include every item that comprises the entirety of the Collateral) after reduction for the amount set forth at such report date under the line item labeled "Agreed Upon Adjustment" on page 51 of the Business Plan if the report date is before the Effective Date of Amendment No. 2, and on pages 47 and 48 of the Updated Business Plan if the report date is after the Effective Date of Amendment No. 2:

          (i) 85% of the Present Value of remaining payments due under Unfunded Leases;

          (ii) 85% of the Present Value of all FASB 13
     Residuals;

          (iii) 85% of the Present Value of the GAAP book value of notes receivable arising from Private Equity
     Sales;

          (iv) 85% of the Present Value of rents for Unfunded Leases where (x) the Lease has been sold to a third party and such Lease and rental payments due thereunder have been assigned to Borrower for security purposes and (y) the Equipment has been sold to a third party and a security interest therein has been granted to and retained by Borrower;

          (v) 40% of the Present Value of the Class B
     Limited Partnership Interests;

          (vi) 60% of the Present Value of Retained
     Residuals; and

          (vii) 60% of the face amount of all Progress Payment
     Notes.

Items (i) and (ii) above shall be calculated after reduction for an amount equal to the amount by which related vendor payables exceed Borrower's availability under the Revolving Credit Facility on any reporting date; provided, however, that if any particular vendor payable from one reporting date remains unpaid at a subsequent reporting date, the Equipment and Lease related to that vendor payable shall be excluded from any calculation of the Total Collateral Amount.

          4. Amendment to Section 2.3 of the Amended Loan Agreement. The Parties hereby agree to amend Section 2.3 of the Amended Loan Agreement by
(a) deleting the word "and" at the end of Section 2.3(v), (b) adding the words "from and after the Effective Date of Amendment No. 1 and through and including the day immediately preceding the Effective Date of Amendment No. 2," at the beginning of Section 2.3(v), and (c) adding the following new Sections 2.3(vii) and (viii):

     (vii) from and after the Effective Date of Amendment No. 2, seventy percent (70%) of the Present Value of the Eligible Receivables with respect to Small Dollar Amount Purchase Option Leases, not to exceed the amount by which Two Million Dollars ($2,000,000) exceeds the Present Value of Eligible Receivables included in
     Section 2.3(v), (a) with lessees who have a credit quality rating of "1" or "2" under Borrower's Credit Underwriting Model on the date Borrower includes the Present Value of the Eligible Receivables with respect to such Leases in the Borrowing Base Amount (decreasing to fifty percent (50%) of the Present Value of the Eligible Receivables with respect to any such Lease if the lessee's credit quality rating declines to "3" at any time after the inclusion of the Present Value of the Eligible Receivables with respect to such Lease in the Borrowing Base Amount) and (b) with lessees who have a credit quality rating of "3" under Borrower's Credit Underwriting Model on the date Borrower includes the Present Value of the Eligible Receivables with respect to such Leases in the Borrowing Base Amount; provided, however, that any such Eligible Receivables with respect to such Leases with lessees who have a credit quality rating of "3" on the date Borrower includes such Leases in the Borrowing Base Amount shall not be included in the Borrowing Base Amount unless Borrower has at the date of inclusion of such Eligible Receivables in the Borrowing Base Amount obtained all of the following: (1) a Non-Recourse Financing commitment in writing from a third party for the rentals under such Lease that requires the third party to provide Non-Recourse Financing for such rentals, (2) the Non-Recourse Financing is for cash in an amount that is not less than ninety percent (90%) of the Present Value of the unpaid rent payments from such Lease, and (3) Borrower identifies such third party to the Agent; and provided, further, that the Eligible Receivables with respect to Small Dollar Amount Purchase Option Leases that meet the requirements of subsections (a) or (b) above may remain in the Borrowing Base Amount for up to but no longer than sixty (60) days from the date of (x) origination as to such Small Dollar Amount Purchase Option Leases that are Direct Origination Leases and (y) acquisition as to such Small Dollar Amount Purchase Option Leases that are Wholesale Origination Leases; and

     (viii) from and after the Effective Date of Amendment No. 2, eighty-five percent (85%) of the Present Value of the Eligible Receivables with respect to Municipal Leases, not to exceed Five Hundred Thousand Dollars ($500,000); provided, that the Eligible Receivables with respect to Municipal Leases may remain in the Borrowing Base for up to but no longer than ninety (90) days from the date of origination or acquisition of such Lease.

          5. Amendment to Section 2.4 of the Amended Loan Agreement. The Parties hereby agree to amend Section 2.4 of the Amended Loan Agreement by
(a) deleting all of the text to Section 2.4 that immediately precedes clause "(a)," (b) adding in the place of the deleted language the phrase "'Eligible Lease' at any time shall mean a Lease that satisfies requirements (a) through
(cc) below and a Municipal Lease at any time that satisfies requirement (dd) below:" and (c) adding the following:

     (dd) As to Municipal Leases only, a Municipal Lease shall be an Eligible Lease if (1) it meets Eligible Lease requirement 2.4(w), (2) the lessee under such Municipal Lease has a credit quality rating of BAA or the equivalent as set forth in Borrower's Credit Underwriting Model for Municipal Leases, and (3) it meets all of the other Eligible Lease requirements of this Section 2.4 except those Eligible Lease requirements (i) set forth in Sections 2.4(c) and 2.4(aa), (ii) those Eligible Lease requirements that would be violated by reason of the annual funding/appropriation clause contained in such Municipal Lease but only to the extent that any such violations occur solely as a result of any such annual funding/appropriation clause, and (iii) that are expressly waived by Agent and Lenders in writing. Borrower will not be in default of Section 2.4(f) if it uses a Municipal Lease Agreement to document the Municipal Lease (or acquires a Municipal Lease agreement from a third party which agreement is no less protective of Borrower's rights than as set forth in the Municipal Lease Agreement).

          6. Amendment to Section 2.6 of the Amended Loan Agreement. The Parties hereby agree to amend Section 2.6 of the Amended Loan Agreement by deleting existing Section 2.6 and adding the following in place of the deleted language:

     2.6  Procedures for Receiving Revolving Credit Advances.

          (a) Borrower may request up to two Revolving Credit Advances each day. In the event Borrower desires Agent to fund any (1) checks presented to Agent for payment on any Business Day and/or (2) ACH debits for tax payments required to be paid on such day (collectively, the "Requested Payments"), unless otherwise agreed to by Agent, in its sole discretion, Borrower must request a Revolving Credit Advance to cover such Requested Payments no later than 12:00 p.m. Eastern Time (Standard Time or Daylight Savings Time as then in effect) on such Business Day. Borrower shall make any such request by delivering to Agent a written Initial Notice of Revolving Credit Advance in the form of Exhibit H-1 to this Agreement (signed by Dennis J. Lacey, John E. Christensen or Martha Argo), by facsimile at (412) 236-1174, specifying the amount of such requested Revolving Credit Advance. In the event Borrower is unable to deliver to Agent a written Initial Notice of Revolving Credit Advance by
     12:00 p.m. Eastern Time (Standard Time or Daylight Savings Time as then in effect) as required by this
     Section 2.6(a), Agent may, in its sole discretion, rely on a telephone request by either Dennis J. Lacey, John
     E. Christensen or Martha Argo; provided, that one of such persons identifies himself or herself as one of the authorized signators and verbally makes the certifications that would ordinarily be included in the written Initial Notice of Revolving Credit Advance; and provided, further, that Borrower shall deliver such written Initial Notice of Revolving Credit Advance to Agent at the earliest possible time thereafter but in no event later than 12:00 p.m. Eastern Time (Standard Time or Daylight Savings Time as then in effect) on the immediately following Business Day, and failure to deliver such Initial Notice of Revolving Credit Advance by such time shall constitute an immediate Event of Default hereunder. Except as set forth in
     Section 2.6(d), and provided that all applicable conditions set forth in Section 3 have been satisfied, Agent shall, by the close of business on the date Agent receives the Initial Notice of Revolving Credit Advance (or, at Agent's discretion, Borrower's telephone request if Borrower is unable to deliver the Initial Notice of Revolving Credit Advance) make the amount of such requested Revolving Credit Advance available to the Borrower by depositing the amount of such requested Revolving Credit Advance into Borrower's disbursement accounts with Agent to cover the Requested Payments.

          (b) In addition, Borrower may request a Revolving Credit Advance at any time before 3:00 p.m. on any Business Day for items other than Requested Payments. Unless otherwise agreed to by Agent, in its sole discretion, each such Revolving Credit Advance shall be made on notice, given by Borrower to Agent before 3:00 p.m. Eastern Time (Standard Time or Daylight Savings Time as then in effect) on the Business Day of the proposed Revolving Credit Advance. Each such notice (a "Notice of Revolving Credit Advance") shall be in writing (signed by Dennis J. Lacey, John E. Christensen or Martha Argo), or by telephone to Brigitte Bouchat or such other employee designated for such purpose by Agent at (412) 234-1055, confirmed in writing (signed by Dennis J. Lacey, John E. Christensen or Martha Argo) no later than 3:00 p.m. Eastern Time (Standard Time or Daylight Savings Time, as then in effect) by facsimile at (412) 236-1174, in the form of Exhibit H to the Prior Amended Loan Agreement, specifying therein the requested date and amount of such Revolving Credit Advance. In the event Borrower is unable to deliver to Agent a written Notice of Revolving Credit Advance as required by this
     Section 2.6(b), Agent may, in its sole discretion, rely on a telephone request by either Dennis J. Lacey, John
     E. Christensen or Martha Argo; provided, that one of such persons identifies himself or herself as one of the authorized signators, and verbally makes the certifications that would ordinarily be included in the written Notice of Revolving Credit Advance; and provided, further, that Borrower shall deliver such written Notice of Revolving Credit Advance to Agent at the earliest possible time thereafter but in no event later than 12:00 p.m. Eastern Time (Standard Time or Daylight Savings Time as then in effect) on the immediately following Business Day and failure to deliver such Notice of Revolving Credit Advance by such time shall constitute an immediate Event of Default hereunder. Except as set forth in Section 2.6(d), and provided that all applicable conditions set forth in
     Section 3 have been satisfied, Agent shall, by the close of business on the date of the Revolving Credit Advance requested in the Notice of Revolving Credit Advance (or, at Agent's discretion, in Borrower's telephone request if Borrower is unable to deliver the Notice of Revolving Credit Advance), make the amount of such Revolving Credit Advance available to the Borrower in immediately available funds by depositing the amount of such Revolving Credit Advance into the Borrower's disbursement accounts with Agent.

          (c) If Agent receives one or both of an Initial Notice of Revolving Credit Advance and a Notice of Revolving Credit Advance (or, at Agent's discretion, a telephone request if Borrower is unable to deliver the Initial Notice of Revolving Credit and/or Notice of Revolving Credit Advance), on a given day, then Agent shall relay to each Bank after 3:00 p.m. the total amount requested by Borrower on such day pursuant to the Initial Notice of Revolving Credit Advance and/or Notice of Revolving Credit Advance (or, at Agent's discretion, a telephone request if Borrower is unable to deliver the Initial Notice of Revolving Credit Advance and/or the Notice of Revolving Credit Advance), as the case may be. In the event any Bank receives a notice of the total amount requested for a given day from Agent by 4:00 p.m. in the time zone in which such Bank is located, such Bank shall deposit its Bank's Bank Share of such Revolving Credit Advance(s) in immediately available funds with the Agent at Agent's Borrowing Office on the same day such notice is received. In the event any Bank receives such notice from Agent after 4:00 p.m. in the time zone in which such Bank is located, such Bank shall deposit its Bank's Bank Share of such Revolving Credit Advance(s) in immediately available funds with the Agent at Agent's Borrowing Office on the immediately following Business Day. Each one of the Banks shall be responsible for its Bank's Bank Share of any Revolving Credit Advance made by Agent under and in accordance with this Section 2.6, whether made pursuant to an Initial Notice of Revolving Credit Advance or a Notice of Revolving Credit Advance (or, at Agent's discretion, a telephone request if Borrower is unable to deliver the Initial Notice of Revolving Credit Advance and/or the Notice of Revolving Credit Advance).

          (d) Unless the Agent shall have received at least twenty-four (24) hours' prior written notice from any Bank that such Bank will not deposit with Agent as required under Section 2.6(c) its Bank's Bank Share of any Revolving Credit Advance that may be requested by Borrower after the expiration of such twenty-four (24) hours, and so long as the Termination Date has not occurred, the Agent shall assume that such Bank will make its Bank's Bank Share of any Revolving Credit Advance available to the Agent on either (i) the date of any Revolving Credit Advance to the extent Agent has relayed the total amount of any requests by Borrower contained in an Initial Notice of Revolving Credit Advance and/or a Notice of Revolving Credit Advance (or, at Agent's discretion, a telephone request if Borrower is unable to deliver the Initial Notice of Revolving Credit Advance and/or the Notice of Revolving Credit Advance) on any Business Day to such Bank by the time set forth in Section 2.6(c), or (ii) the immediately following Business Day, in accordance with
     Section 2.6(c), and the Agent may, in reliance upon such assumption, make available to the Borrower on any date such Bank's Bank Share of any Revolving Credit Advances. If and to the extent such Bank does not make such Bank's Bank Share available to the Agent by the time set forth in the immediately preceding sentence and Agent has advanced funds on behalf of such Bank, such Bank agrees to pay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at the rate per annum applicable to the Loans. Notwithstanding the foregoing, Agent shall have the right to (i) initiate a lawsuit or take such other legal action as is permitted under applicable law against such non-performing Bank as Agent, in its sole discretion, deems appropriate and
     (ii) apply all payments, Receipts and proceeds of Collateral that would otherwise be made to such non-performing Bank on account of the Loans, to such non-performing Bank's unpaid Bank Share of any Revolving Credit Advances made by Agent on behalf of such Bank, together with any interest that has accrued thereon.
     If such Bank shall repay to the Agent the delinquent amount, together with interest thereon, such amount so repaid shall constitute such Bank's Bank Share of such Revolving Credit Advances for purposes of this Agreement. Nothing contained in this Section 2.6(d) shall in any way alter or diminish any right that the Borrower may have against any such non-performing Bank.

          (e) If and to the extent Agent receives twenty-four (24) hours' written notice from any Bank that such Bank will not advance its Bank's Bank Share of any one or more Revolving Credit Advances, neither the Agent nor any other Lender shall be obligated to fund the non-performing Bank's Bank Share of any such Revolving Credit Advance or of the Maximum Revolving Credit Commitment.

          (f) Except as set forth in Section 2.6(d), Agent shall provide each Bank with its Bank's Bank Share of any paydown by Borrower under the Revolving Credit Facility; provided, however, if, after Agent provides any Bank with such Bank's Bank Share of a paydown, the amount so paid is either (x) required to be disgorged, refunded or returned by Agent or (y) the source of such paydown was a check or other instrument that was subsequently dishonored or the subject of a stop payment or similar impediment, each Bank that has received funds from Agent on account of such paydown agrees to repay or refund the amount of such paydown to Agent and, in the event such Bank fails or refuses to repay or refund such paydown, Agent may, in its sole discretion, initiate a lawsuit or take such other legal action as is permitted under applicable law against such non-performing Bank or apply all payments, Receipts and proceeds of Collateral that would otherwise be made to such non-performing Bank on account of the Loans, to such non-performing Bank's obligation hereunder to repay or refund the amount of such paydown, together with any interest that has accrued thereon. Settlement among the Banks shall occur on the same Business Day that a paydown or Revolving Credit Advance is made under this Section 2.6 if time permits the settlement to be concluded on that day, otherwise settlement among the Banks shall occur on the next Business Day following a paydown or Revolving Credit Advance made under this Section 2.6. No further consent or acknowledgment is required by Borrower to enable the Banks to implement the settlements contemplated under this section.

          (g) The date and amount of each Revolving Credit Advance and each Bank's Bank Share of such Revolving Credit Advance and each payment of principal with respect thereto shall be recorded on the books and records of Agent, which books and records shall, absent obvious facial error, constitute prima facie evidence of the accuracy of the information therein recorded.

          7. Amendment to Section 2.7 of the Amended Loan Agreement. The Parties hereby agree to amend Section 2.7 of the Amended Loan Agreement by
(1) deleting each "," that appears in the fourth sentence of Section 2.7 before the words "Post-Effective Date Other Re-Lease/Renewals" and substituting in their place a ";" and by (2) adding the following to the fourth sentence of Section 2.7 after the words "Post-Effective Date Other Re-Lease/Renewals":

     ;Renewals or Re-Leases of Eligible Leases that have small dollar amount purchase options at the ends of the terms of such Renewals or Re-Leases; New Qualifying Leases that have small dollar amount purchase options at the ends of the terms of such New Qualifying Leases; Vendor Program Leases; Small Dollar Amount Purchase Option Leases; and Municipal Leases;

          8. Amendment to Section 2.9(b) of the Amended Loan Agreement. The Parties hereby agree to amend Section 2.9(b) of the Amended Loan Agreement by deleting the first two paragraphs of such subsection and inserting the following in place of the deleted language:

          (b) Excess Business Plan Proceeds. To the extent Borrower receives any Excess Business Plan Proceeds following the Effective Date of this Agreement, Borrower shall pay such Excess Business Plan Proceeds to the Agent for application to the Term Loan ratably according to each Lender's Percentage Share at the times and in the amounts set forth below. For the period from and after December 1, 1992 through and including the period ending on November 30, 1993, the term "Excess Business Plan Proceeds" shall mean and include, among other things, proceeds from sales or realizations in excess of the aggregate of the amounts set forth on pages 49 and 50 of the Business Plan under the heading labeled "Other" (excluding the items labeled "PIF Class B contributions," "PIF O&O costs," "PIF management fees," "PIF acquisition fees," "PIF GP distributions," "PIF LP distributions," and "Property and sales tax, net"); provided, that during such period Tax Refund Proceeds shall not constitute Excess Business Plan Proceeds and Excess Business Plan Proceeds shall be computed for all purposes under the Amended Loan Documents without regard to Tax Refund Proceeds. For the period from and after December 1, 1993 through and including the period ending on November 30, 1994, the term "Excess Business Plan Proceeds" shall mean and include, among other things, proceeds from sales or realizations in excess of the aggregate of the amounts set forth on pages 45 and 46 of the Updated Business Plan under the heading labeled "Other" (excluding the items labeled "PIF Class B contributions", "PIF O&O costs," "PIF management fees," "PIF acquisition fees," "PIF GP distributions," "PIF LP distributions," "Property and sales tax, net" and "MBank") provided, that neither Tax Refund Proceeds nor MBank Recoveries shall constitute Excess Business Plan Proceeds and Excess Business Plan Proceeds shall be computed for all purposes under the Amended Loan Documents without regard to Tax Refund proceeds and MBank Recoveries. Notwithstanding the foregoing, Borrower confirms and agrees that all Tax Refund Proceeds and MBank Recoveries constitute Collateral and shall be immediately deposited into the Cash Collateral Account to be paid and applied as set forth in Sections 2.16 and 2.9.

          Excess Business Plan Proceeds shall be payable if the sum of the proceeds with respect to the items comprising Excess Business Plan Proceeds, in the aggregate, exceeds the sum of the corresponding items shown on page 49 of the Business Plan for the period from December 1, 1992 through November 30, 1993 and on pages 45 and 46 of the Updated Business Plan for the period from December 1, 1993 through November 30, 1994, as follows: The amount (if any) of Excess Business Plan Proceeds for the period from December 1, 1992 through November 30, 1993, shall be calculated as of November 30, 1993. The amount of Excess Business Plan Proceeds for the period from December 1, 1992, through November 30, 1993, shall be due and payable on or before January 15, 1994. The amount (if any) of Excess Business Plan Proceeds for the period from December 1, 1993 through November 30, 1994 shall be calculated as of November 30, 1994. The amount of Excess Business Plan Proceeds payable for the period from December 1, 1993 through November 30, 1994, shall be due and payable on or before January 15, 1995. Notwithstanding anything to the contrary contained herein, at such time as Borrower realizes, in the aggregate, an amount equal to the sum of
     (1) one hundred percent (100%) of the amounts forecasted on pages 49 and 50 of the Business Plan to be realized for the period from December 1, 1992, through November 30, 1993, plus (2) one hundred percent (100%) of the amounts forecasted on pages 45 and 46 of the Updated Business Plan to be realized for the period from December 1, 1993, through November 30, 1994, for the items that comprise the categories included in the definition of Excess Business Plan Proceeds for each such period, Borrower shall thereafter pay to Agent, monthly, for application to the Term Loan ratably according to each Lender's Percentage Share, any additional receipts or realizations by Borrower upon such items. Any amounts realized by Borrower in excess of one hundred percent (100%) of the amounts forecasted under the Business Plan and the Updated Business Plan as described in the immediately preceding sentence shall be deemed to be Excess Business Plan Proceeds. Failure to pay Excess Business Plan Proceeds in the amounts and at the times required under this Agreement shall constitute an Event of Default hereunder. Any payment of Excess Business Plan Proceeds made pursuant to this Section 2.9(b) shall be in addition to and not in lieu or reduction of the monthly Scheduled Term Loan Payments set forth in Section 2.9(a) hereof, and such Excess Business Plan Proceeds payments shall be applied, first, against the then remaining unpaid portion of the Balloon, and second, against the scheduled Term Loan Payments set forth in Section 2.9(a) in inverse order of maturity.

          9. Amendment to Section 2.9(d) of the Amended Loan Agreement. The Parties hereby agree to amend Section 2.9(d) of the Amended Loan Agreement by deleting the first sentence of Subsection 2.9(d) and inserting the following in place of the deleted language:

          To the extent Borrower does not purchase Equipment for sale or lease in the amounts contemplated under the Business Plan and Updated Business Plan for the period from December 1, 1992, through February 28, 1995 ("Unused New Business Component") as measured by the aggregate sum of the amounts under the item labeled "Vendor payments" on pages 49 and 50 of the Business Plan and on pages 45 and 46 of the Updated Business Plan, for the period from December 1, 1992, through February 28, 1995, then Borrower shall pay to Agent on or before April 15, 1995, for application to the Term Loan ratably according to each Lender's Percentage Share, an amount equal to ten percent (10%) of the Unused New Business Component.

          10. Amendment to Section 2.15(b) of the Amended Loan Agreement. The Parties hereby agree to amend Section 2.15(b) of the Amended Loan Agreement by deleting existing Section 2.15(b) and inserting the following in place of the deleted language:

               (b) Agent's Administrative Fee. As consideration for serving as Agent under this Agreement, Borrower agrees to pay to Agent, for its own account, monthly, in advance, on the first Business Day of each month through and including December 1, 1993, an administration fee in the amount of Fifteen Thousand Dollars ($15,000.00), and from and after January 1, 1994 through and including May 1, 1995, an administration fee in the amount of Ten Thousand Dollars ($10,000), (each such payment being an "Administrative Fee").

          11. Amendment to Section 4 of the Amended Loan Agreement. The Parties hereby agree to amend Section 4 of the Amended Loan Agreement by (1) adding the following at the end of existing Section 4.16:

     Schedule 4.16-3 attached to this Agreement is a Third New Schedule of Deposit Accounts that supersedes and replaces the Second New Schedule of Deposit Accounts (which replaced the Schedule of Deposit Accounts delivered pursuant to the Schedule of Documents as updated by Schedule 4.16-1) and accurately lists, as of the Effective Date of Amendment No. 2, those items required to be set forth on the Schedule of Deposit Accounts as specified in this Section 4.16. The Third New Schedule of Deposit Accounts is true and correct as of the Effective Date of Amendment No. 2.5.

and (2) by adding the following as new Section 4.47:

     4.47 Master Lease Agreement for Vendor Program Leases. The Master Lease Agreement for Vendor Program Leases is (i) not different in any material respect from the Master Lease Agreement, and (ii) no less protective of the rights and interests of Borrower than the Master Lease Agreement.

          12.  Amendment to Section 5.1(a) of the Amended Loan Agreement.
The Parties hereby agree to amend Section 5.1(a) of the Amended Loan Agreement by (1) deleting the phrase "(ii) the day on which Parent's financial statements are filed with the Securities Exchange Commission" and inserting in place of the deleted language the phrase "(ii) the date not later than the fifth (5th) Business Day following the date on which Parent's financial statements are filed with the Securities and Exchange Commission.", and (2) by deleting the last sentence of Section 5.1(a) and inserting the following in place of the deleted language:

     The Borrower agrees to provide the certified public accountant's management letter to the Parent to each of the Agent, the Lenders and Accountant by the earlier to occur of (i) the date five (5) Business Days after delivery of the final, executed original of such letter by the certified public accountants to the Parent, or
     (ii) the date sixty (60) days after the issuance of Parent's audited financial statements.

          13. Amendment to Section 5.3 of the Amended Loan Agreement. The Parties hereby agree to amend Section 5.3 of the Amended Loan Agreement by deleting the last sentence of Section 5.3 and inserting the following in place of the deleted language:

     Prior to the Effective Date of Amendment No. 2, all of the calculations required to be made under this Agreement based on projections and financial information set forth in the Business Plan shall be based on the Business Plan and not on the information contained in any revised business plan delivered after the Effective Date and prior to the Effective Date of Amendment No. 2. Except as otherwise provided in this Agreement, where this Agreement references specific pages of the Business Plan (including without limitation Section 2.9(b) with respect to the calculation of Excess Business Plan Proceeds, and
     Section 2.9(d) with respect to the calculation of the Unused New Business Component for the period from December 1, 1992 through November 30, 1993), on and after the Effective Date of Amendment No. 2, all of the calculations required to be made under this Agreement based on projections and financial information set forth in the Business Plan, shall be based on the Updated Business Plan, and not on the information contained in the Business Plan or any revised business plan delivered after the Effective Date of Amendment No. 2.

          14. Amendment to Section 6.4 of the Amended Loan Agreement. The Parties hereby agree to amend Section 6.4 of the Amended Loan Agreement by deleting existing 6.4 and inserting in place of the deleted language the following:

     6.4 Litigation. Borrower shall notify Agent and Lenders in writing promptly, but in no event later than three (3) Business Days, after learning thereof, of any litigation pending or threatened against Borrower, and of the threat or institution of any suit or administrative proceeding that may have a Material Adverse Effect upon Borrower.

          15. Amendment to Section 6.5 to the Amended Loan Agreement. The Parties hereby agree to amend Section 6.5.2 of the Amended Loan Agreement by adding the word "lender" immediately before the words "loss payee under the insurance," and after the words "Agent as" in the two places where such phrases appear in such Section 6.5.2.

          16. Amendment to Section 6.10 to the Amended Loan Agreement. The Parties hereby agree to amend Section 6.10 of the Amended Loan Agreement by
(1) deleting the word "promptly" in Section 6.10(a) and adding in place thereof the phrase "promptly, but in no event later than five (5) Business Days", and (2) deleting the word "promptly" in Section 6.10(b) and adding in place thereof the phrase "promptly, but in no event later than five (5) Business Days".

          17. Amendment to Section 6.12(a) of the Amended Loan Agreement. The Parties hereby agree to amend Section 6.12(a) of the Amended Loan Agreement by adding the following at the end of the first sentence of Section 6.12(a) before the ".":

     ; provided, that after the Effective Date of Amendment No. 2 Borrower shall provide Agent and Agent's counsel with copies of all Real Property Leases or similar agreements (and all amendments thereto) entered into by Borrower after the Effective Date of Amendment No. 2, whether as lessor or lessee, promptly, but in no event later than the fifth (5th) Business Day, after the date of execution of such Real Property Lease or similar agreement by Borrower.

          18. Amendment to Section 6.12(a)(iv) of the Amended Loan Agreement. The Parties hereby agree to amend subpart (iv) of the second sentence of Section 6.12(a) of the Amended Loan Agreement by deleting the language in existing subpart (iv) and inserting the following new subpart
(iv) in place of the deleted language:

     notify Agent and Agent's counsel in writing at the earliest possible time, but in no event later than (A) two (2) Business Days prior to the date Borrower takes possession of or becomes liable (whichever is earlier) under any new leased premises or lease with respect to any Lease entered into before the Effective Date of Amendment No. 2 and (B) ten (10) Business Days prior to the date Borrower opens or establishes a new place of business of any kind in any state and/or Borrower takes possession of or becomes liable (whichever is earlier) under any new leased premises or lease to be entered into by Borrower on or after the Effective Date of Amendment No. 2, of Borrower's intention to open or establish a new place of business of any kind in any state and/or enter into any new lease, including a lease for premises to be used solely for office space or a lease for premises where inventory or other Collateral will or might in the future be kept, stored, or located;

          19. Amendment to Section 6.13 of the Amended Loan Agreement. The Parties hereby agree to amend Section 6.13 of the Amended Loan Agreement by deleting the words "one (1) Business Day" in Section 6.13 and adding in place thereof the words "three (3) Business Days".

          20. Amendment to Section 6.14(b) of the Amended Loan Agreement. The Parties hereby agree to amend Section 6.14(b) of the Amended Loan Agreement by deleting the first two sentences of Section 6.14(b) and the third sentence of Section 6.14(b) up to but not including the phrase "provided, however," and inserting the following in place of the deleted language:

     Borrower shall at all times (1) through April 29, 1994 maintain a ratio of Total Collateral Amount to Maximum Aggregate Commitment of not less than .60:1, (2) from April 30, 1994 through August 29, 1994 maintain a ratio of Total Collateral Amount to Maximum Aggregate Commitment of not less than .70:1, and (3) from and after August 31, 1994 maintain a ratio of Total Collateral Amount to Maximum Aggregate Commitment of not less than .80:1. The ratio of Total Collateral Amount to Maximum Aggregate Commitment shall be reported monthly by Borrower to Agent as part of the Monthly Lenders' Report. If, at any time, Borrower fails to maintain a ratio of Total Collateral Amount to Maximum Aggregate Commitment of .60:1 through April 29, 1994, .70:1 from April 30, 1994 through August 29, 1994, and .80:1 thereafter, Borrower shall be required to make a permanent cash paydown of the Term Loan in the amount necessary to bring the ratio to .60:1, .70:1, or .80:1, as applicable;

          21. Amendment to Section 6.14(c) to the Amended Loan Agreement. The Parties hereby agree to amend Section 6.14(c) of the Amended Loan Agreement by deleting existing Section 6.14(c) and inserting the following in place of the deleted language:

     (c)  On and after the Effective Date of Amendment
     No. 2, the consolidated stockholder's equity for the Borrower, Parent and the Capital Subsidiaries on a GAAP basis as reported by the Borrower and Parent shall at all times not be less than $19,000,000.

          22. Amendment to Section 6.15 of the Amended Loan Agreement. The Parties hereby agree to amend Section 6.15 of the Amended Loan Agreement by deleting the words "within one (1) Business Day of" in Section 6.15 and adding in place thereof the words "promptly upon, but in no event later than three (3) Business Days after".

          23. Amendment to Section 6.38 of the Amended Loan Agreement. The Parties hereby agree to amend Section 6.38 of the Amended Loan Agreement by adding the following new Section 6.38(d):

     Borrower hereby agrees that all terms applicable to Borrower with respect to CPYF II and CAEL III as set forth in Section 6.38(a), (b) and (c) shall be equally applicable with respect to CPYF III and CAEL IV, subject to the substitution of the phrase "Effective
     Date of Amendment No. 2" for the phrase November 21,
     1991, in Section 6.38(b)(ii) in the case of CPYF III and CAEL IV.

          24. Amendment to Section 6.39 of the Amended Loan Agreement. The Parties hereby agree to amend Section 6.39 of the Amended Loan Agreement by deleting existing Section 6.39 and inserting in its place the following:

     6.39 New Employees; New Offices. Borrower hereby agrees to provide Agent and Lenders with (i) prior or contemporaneous written notice of each new employee that it intends to hire after April 30, 1993, if such employee will work from or be located in a place other than Borrower's main corporate offices in Lakewood, Colorado; and (ii) at least ten (10) days' prior written notice of each new sales office, warehouse, place of business or other business location which it intends to maintain or operate whether or not it intends to sign a lease with respect to such premises, and whether or not Collateral will be kept, stored, or located at such premises.

          25. Amendment to Section 6 of the Amended Loan Agreement. The Parties hereby agree to amend Section 6 of the Amended Loan Agreement by adding new Sections 6.41 and 6.42 as follows:

     6.41 Small Dollar Amount Purchase Option Leases. Borrower, Agent and the Lenders hereby agree that Borrower may originate and/or acquire Small Dollar Amount Purchase Option Leases for Borrower's account; provided, however, that Borrower has indicated that it does not intend the aggregate Present Value of the Eligible Receivables with respect to all such Leases to exceed Two Million Dollars ($2,000,000) at any time.

     6.42 Municipal Leases. Borrower, Agent and the Lenders hereby agree that Borrower may originate and/or acquire Municipal Leases for Borrower's own account; provided, however, that Borrower has indicated that it does not intend the aggregate Present Value of the Eligible Receivables with respect to all such Leases to exceed Five Hundred Thousand Dollars ($500,000) at any time.

          26. Amendment to Section 7.2 of the Amended Loan Agreement. The Parties hereby agree to amend Section 7.2 of the Amended Loan Agreement by adding the following at the end of Section 7.2:

     ; provided, that Borrower may make Progress Payments on behalf of one or more lessees so long as and only in the event that (a) the aggregate dollar amount of all Progress Payments outstanding at any point in time on behalf of any of Borrower's lessees shall not exceed Five Hundred Thousand Dollars ($500,000), (b) any lessee on whose behalf the Borrower makes one or more Progress Payments has a credit quality rating of "1" or "2" under Borrower's Credit Underwriting Model, (c) each Progress Payment is evidenced by a Progress Payment Promissory Note and a Progress Payment Letter, which are fully executed by an authorized officer of the lessee on whose behalf such Progress Payment is being advanced (d) the Progress Payment Promissory Note and Progress Payment Letter are delivered to and received by Fairfield & Woods, P.C. to hold pursuant to the Amended Agency and Possession Agreement prior to Borrower's making any such Progress Payment, (e) each Progress Payment Promissory Note recites that the obligation to repay the indebtedness under such Note is unaffected by the vendor's failure or refusal to timely deliver the Equipment for which such Progress Payment is advanced, (f) the Progress Payment Letter provides that the lessee, and not the Borrower, will be responsible or liable for the balance of the purchase price of the Equipment under all circumstances, including, without limitation, if the lessee fails to accept the Equipment for any reason, (g) the vendor has confirmed to Borrower in writing that only the Progress Payments specifically identified in the purchase order relating to a specific item of Equipment, which purchase order is in existence before the first Progress Payment for such specific item of Equipment is made, will be required for such specific item of Equipment, and (h) the Progress Payments for any specific item of Equipment shall not in the aggregate exceed fifty percent (50%) of the purchase price for such Equipment. Borrower hereby acknowledges and agrees that (1) all original, fully executed Progress Payment Promissory Note(s) and Progress Payment Letter(s) shall constitute Pledged Collateral for purposes of the Amended Agency and Possession Agreement and shall be subject to all of the terms and conditions of such Amended Agency and Possession Agreement as if such Progress Payment Promissory Notes and Progress Payment Letters were Pledged Notes within the meaning of the Amended Agency and Possession Agreement, and (2) the Lease that covers the Specific Equipment for which a Progress Payment is made shall not constitute an Eligible Lease unless and until it satisfies all of the requirements of Section 2.3 of this Agreement.

          27. Amendment to Section 7.15 of the Amended Loan Agreement. The Parties hereby agree to amend Section 7.15 of the Amended Loan Agreement by adding the following at the end of Section 7.15:

     ; provided, that Borrower may establish a Deposit Account with respect to each Service Bureau contract that Borrower and a third party enter into only after and in the event that Borrower has (a) obtained a written Service Bureau contract with such third party that requires the third party to retain Borrower to provide Service Bureau services, including, specifically, collection services, to or for the benefit of such third party, (b) Borrower provides a copy of such contract to the Agent at least ten (10) Business Days prior to establishing any such deposit account, and (c) each such deposit account will hold only Third Party Funds and no funds of Borrower, other than (1) fees that are payable to Borrower and (2) interest payable on the balance in such deposit account to the extent Borrower is entitled under the Service Bureau Contract to retain such interest for its own account; provided, that such fees and interest are swept promptly when Borrower is entitled to payment of such fees and interest, but in no event less frequently than one time each month, and deposited by Borrower into the Cash Collateral Account to be paid and applied as set forth in Sections 2.16 and 2.9 of this Agreement.

          28. Amendment to Section 7.17 of the Amended Loan Agreement. The Parties hereby agree to amend Sections 7.17(i)(x) and (y) of the Amended Loan Agreement by deleting the existing language for Sections 7.17(i)(x) and (y) and inserting the following new Sections 7.17(i)(x) and (y) in place of the deleted language:

     (i) such contributions are made under or in accordance with (x) as to Public Income Funds other than CPYF II and CPYF III, the agreements that were in effect on January 31, 1991 between Borrower and such Public Income Funds, which agreements have not been modified, extended or renewed, (y) as to CPYF II, the agreements that were in effect on the Effective Date, which agreements shall not be modified, extended or renewed, (y-1) as to CPYF III, the CPYF III Summary and, when documented, the final agreements regarding CPYF III, which agreements will be consistent with the Summary of Terms in all respects, including contributions of Equipment, and which agreements, after they are finalized, shall not be modified, extended, or renewed, or

           29. Amendment to Section 7.22 of the Amended Loan Agreement. The Parties hereto agree to amend Section 7.22 of the Amended Loan Agreement by adding at the end of such section before the "." the following:

     "provided, that during the fiscal years 1994 and 1995, the following items of cash Compensation shall not be included in the calculation of such $1,200,000 during such periods:
     (a) any and all cash Compensation properly payable by Borrower under the Employee Incentive Program in an aggregate amount not to exceed $300,000 during each such fiscal year, (b) any and all cash Compensation properly payable to Dennis J. Lacey under the Lacey Incentive Program, not to exceed $50,000 during each such fiscal year, and (c) the cash Compensation payable to any person who is an employee of Borrower and not a senior vice president or above on the Effective Date of Amendment No. 2 and who is promoted to the position of senior vice president or above on or after the Effective Date of Amendment No. 2; provided, however, that any "Increased Compensation" (as defined in the immediately following sentence) paid to such employee following the effective date of such employee's promotion shall be included in the calculation of the $1,200,000 of cash Compensation under this Section 7.22. The term "Increased Compensation" shall mean the amount by which the cash Compensation paid to an employee during any twelve (12) month period after the effective date of such employee's promotion exceeds the cash Compensation paid to such employee during the twelve (12) months immediately preceding the effective date of such employee's promotion.

          30. Amendment to Section 7.24 of the Amended Loan Agreement. The Parties hereby agree to amend Section 7.24 of the Amended Loan Agreement by adding the following after the phrase "on page 53 of the Business Plan" and before the ";":

          prior to the Effective Date of Amendment No. 2, and on the line titled "Cumulative equity in new business" on pages 39 and 40 of the Updated Business Plan after the Effective Date of Amendment No. 2.

          31. Amendment to Section 10 of the Amended Loan Agreement. The Parties hereby agree to amend Section 10 of the Amended Loan Agreement by adding the following new Section 10.3(b-1) after Section 10.3(b):

     As to CPYF III, so long as (a) the final documentation relating to CPYF III (including the final partnership and other agreements relating to CPYF III and CAEL IV) is consistent with the CPYF III Summary and is consistent in all material respects with the existing documents and partnership agreements for CPYF II and
     (b) the contribution provisions for CPYF III are the same as set forth in the CPYF III Summary, upon the request of Borrower, the Agent shall provide a release of its security interest in Specific Equipment and in any Related Leases upon the contribution of such Specific Equipment and Related Leases by Borrower to CPYF III under the partnership agreement in effect between Borrower and CPYF III, so long as each of the following conditions are met: (i) the Class B Limited Partnership Interests and CAEL IV's general partner's interest in CPYF III have (A) been hypothecated or pledged to Agent, for the benefit of Lenders, and such interests have been and continue to be duly perfected, and (B) as to CPYF III, the terms, preferences, and rights to which the holders of each interest were entitled as of the effective date of the final partnership agreement and the other agreements relative to CPYF III have not been modified or amended since that date, (ii) the value of Borrower's interest in CPYF III by virtue of the interest Borrower has as a Class B Limited Partner increases by an amount equal to or greater than the Release Price set forth in Section 10.2(a)(i)(x) as to an Unfunded Lease and Related Equipment and the Release Price set forth in Section 10.2(a)(iv)(x) as to a Funded Lease and Related Equipment, (iii) Borrower's periodic contributions to CPYF III are in amounts that are generally in compliance with the requirements of the Public Income Fund partnership agreement for CPYF III, subject to minor variations that are corrected at the end of each calendar quarter, (iv) the amount of Borrower's contributions with respect to CPYF III does not exceed, in the aggregate, the amount required under the terms of the CPYF III partnership agreement (which agreement shall be consistent with the CPYF III Summary), (v) fair value is exchanged in each component of a transaction involving a sale or contribution of Specific Equipment and Related Leases to CPYF III, (vi) CPYF III has not changed its capital structure since the date of the final partnership agreement in a way that would diminish the rights represented by and related to Borrower's Class B Limited Partnership interest and no change shall be made without the consent of the Agent and the Lenders, (vii) the aggregate Cost (as defined below) of all Equipment contributed at any time to CPYF III by Borrower or its Affiliates does not exceed one percent (1%) of the aggregate Cost of all equipment owned by such Public Income Fund, (viii) the aggregate Cost of all Equipment contributed to CPYF III shall not exceed Five Hundred Thousand Dollars ($500,000), (ix) simultaneously with the consummation of each sale and corresponding contribution of Equipment and Related Leases to CPYF III, Borrower shall use the cash received by Borrower to pay down the Revolving Credit Loans,
     (x) Borrower shall not contribute Specific Equipment to CPYF III for less than the Cost of such Equipment,
     (xi) a Certificate of Satisfaction of Release Criteria in the form of Exhibit CC-3 attached to this Agreement, is signed by the President or Chief Administrative Accounting Officer of CAEL IV certifying that each of the requirements above has been met; provided, that in the event such requirements have not been met any release of Agent in reliance on such Certificate of Satisfaction of Release Criteria shall not be effective. In the event Borrower either (i) modifies, renews or extends any final agreement concerning CPYF III, the terms of any such modification, renewal, extension or new agreement, including the level of Borrower's contribution, must be acceptable to each of the Lenders before the Agent shall provide releases for Specific Equipment and Related Leases that are to be contributed by Borrower under a modified, renewed, extended or new agreement with CPYF III. In the event Agent does provide such consent, the Certificate of Satisfaction of Release Criteria shall refer to such modified, renewed, extended or new agreement.

          32. Amendment to Section 10.1 for Certain Transactions. The Parties hereby agree to amend Section 10.1 by adding the following new
Section 10.1-1 as follows:

          With respect to a transaction where the Borrower sells or factors the stream of lease payments relating to either
     (x) an Unfunded Lease or (y) a Funded Lease that is to be refinanced as part of the sale or factoring of the stream of lease payments relating to such Funded Lease, but the Borrower retains ownership of the Specific Equipment relating to such Lease, in the event the purchaser or factor requires a security interest in the Specific Equipment relating to such Lease, upon the request of Borrower, the Agent shall provide a written letter of subordination to such purchaser or factor who purchases or factors the lease stream relating to the subject Lease in the ordinary course of Borrower's business, so long as Agent is in receipt of the Release Price as set forth in Section 10.2(a)(vi) (such amount being the "Present Value Test") and the security interest to be granted to such purchaser or factor in the Specific Equipment relating to such Lease is limited to such Specific Equipment and is not cross-collateralized with and does not extend to any other Equipment relating to any other Lease, including Specific Equipment relating to another Lease involved in the same sale or factoring transaction with the same purchaser or factor. From and after the Effective Date of Amendment No. 2, each request by Borrower under this Section 10.1-1 for a subordination of the Agent's security interest for the benefit of the Lenders in the Specific Equipment relating to a Lease described in this Subsection 10.1-1 in connection with a sale or factoring of the lease stream related to any such Lease, shall be accompanied by a Certificate of Satisfaction of Subordination Criteria (Factoring) in the form of Exhibit OO to this Agreement, signed by an authorized officer of Borrower attesting to (i) Borrower's proper calculation of the Present Value Test; (ii) prior delivery to Agent of all documentation required or contemplated under this Agreement and the Amended Agency and Possession Agreement as a condition to the Agent's and the Lenders' subordination of their security interest in such Equipment, the rents from which are to be the subject of the sale or factoring transaction; (iii) the accuracy and completeness of (A) the documentation maintained by Borrower regarding the subject transaction and (B) items (i) and (ii) referenced above; and
     (iv) compliance with this Section 10.1-1 and
     Section 10.2(a)(vi) of this Agreement. In connection with any sale or factoring by Borrower of the stream of lease payments under a Lease of Specific Equipment in accordance with the terms of this Section 10.1-1, the delivery of the foregoing certificate shall be a condition to the subordination of the Agent's and the Lenders' security interest in such Specific Equipment to the lien of the factor or purchaser in such Specific Equipment. Each certificate shall have a completed worksheet attached to it in the form attached to Exhibit OO. For purposes of this
     Section 10.1-1 the following officers shall be deemed authorized to sign the Certificate of Satisfaction of Subordination Criteria (Factoring): John E. Christensen, John A. Reed, or any other duly authorized senior officer of Borrower identified to Agent in writing and certified by Borrower as authorized to sign such certificate on behalf of Borrower.

          33. Amendment to Sections 10.2(a) for Certain Transactions. The Parties hereby agree to amend Section 10.2(a) by deleting the entire subpart
(C) in the second sentence of Subsection 10.2(a) and inserting the following in place of the deleted language:

     (C) at the time of the closing of the sale, deposit or cause to be deposited into the Cash Collateral Account all cash paid upon the closing of any such sale
     (including acquisition fees paid by any Public Income
     Fund at the time of such sale) in an amount not less than the amounts set forth below (each, the "Release
     Price").

The Parties hereby agree to further amend Section 10.2(a) by adding a new Subsection 10.2(a)(vi) as follows:

          (vi) With respect to either (x) an Unfunded Lease or (y) a Funded Lease that is to be refinanced as part of the sale or factoring of the stream of lease payments relating to such Funded Lease, in the event Borrower sells or factors the stream of lease payments relating to such Lease, but retains ownership of the Specific Equipment relating to such Lease, ninety percent (90%) of the Present Value of the unpaid rent payments that are being sold or factored payable under such Lease; provided, however, that any hold back requested by the purchaser or factor shall not be considered as part of and shall be excluded from the Release Price for purposes of calculating whether the Release Price is equal to at least ninety percent (90%) of the Present Value of the unpaid rents that are being sold or factored.

          34. Amendment to Section 12.8 of the Amended Loan Agreement. The Parties hereby agree to amend Section 12.8 of the Amended Loan Agreement by deleting existing Section 12.8 and inserting the following in place of the deleted language:

          12.8 Disgorgement; Revival of Obligations. In the event that any Receipts or proceeds of Collateral paid or distributed to or realized by the Agent or the Lenders, or any other payment made to Agent or Lenders pursuant to the terms hereof, is based upon a check or other instrument or wire transfer that is dishonored or reversed, or is required to be disgorged, returned, repaid, turned over, or refunded to the Borrower or to any other Person, the Obligations shall be reinstated, revived, or restored by the amount that is dishonored or reversed or is required to be disgorged, returned, repaid, turned over, or refunded, the same as if such payment, distribution, or realization had never been made. The Obligations, as reinstated, revived, or restored, shall continue to be secured by the Agent's and the Lenders' security interest in the Collateral.

          35. Consent Under Sections 7.1, 7.2, 7.6, 7.9 and 7.16 of the Amended Loan Agreement for Establishment of CPYF III as New Public Income Fund. Subject to (i) the agreements and representations of Parent and Borrower as set forth in this Section 35 and Section 31 hereof, (ii) the accuracy of the CPYF III Summary (as defined in Section 3 above) as a true and correct summary of the final terms of the arrangements and agreements with respect to CPYF III, (iii) the hypothecation to Agent and Lenders and the perfection of the Class B Limited Partnership Interests for CPYF III and CAEL IV's (as defined in Section 4 above) general partner's interest in CPYF III, and (iv) receipt by Agent of an Officer's Certificate executed by an authorized officer of Borrower in the form attached as Exhibit 1 to this Amendment No. 2., Agent and the Lenders will consent, in accordance with Borrower's request under Sections 7.1, 7.2, 7.6, 7.9 and 7.16 of the Amended Loan Agreement, to (a) the formation of CAEL IV, a wholly-owned subsidiary of Parent, which will serve as the sole general partner of CPYF III, (b) the issuance by CAEL IV of 1,000 shares of its common stock (representing all of its issued and outstanding common stock) to Parent in exchange for One Thousand Dollars ($1,000) and Parent's Non-Negotiable Demand Note (the "Demand Note"), in the form attached as Exhibit 2 to this Amendment No. 2,
(c) the execution by Parent of the Demand Note, (d) the formation and operation of CPYF III and CAEL IV on the terms and conditions set forth in the CPYF III Summary, and (e) the acquisition by Borrower of the Class B Limited Partner interest in CPYF III (the "Class B Interest"), all in accordance with the terms of that certain CPYF III Summary. Parent, hereby acknowledges and agrees that the shares of common stock of CAEL IV owned by Parent shall, immediately upon their issuance, constitute Pledged Shares, within the meaning of Section 8 of the Amended Guaranty and the Guaranty Reaffirmation (the "Parent Guaranty"), shall be delivered immediately upon issuance to Agent to hold pursuant to the Parent Guaranty, and shall be subject to all of the terms and conditions of such Parent Guaranty.
Borrower, or where appropriate, Parent, hereby agrees to (i) pledge, and hereby pledges, its Class B Interest to Agent, for the benefit of Lenders, as additional Collateral and to execute such documents as requested by Agent and Lenders, at any time and from time to time, to evidence such pledge, (ii) cause to be delivered to Agent and Lenders a Continuing Guaranty, Pledge, Security and Subordination Agreement executed by an authorized representative of CAEL IV (the "CAEL IV Guaranty"), in form satisfactory to Agent and Lenders, (iii) cause to be delivered to Agent and Lenders a pledge of and/or perfect the Agent's and Lenders' security interest in CAEL IV's general partnership interest to secure CAEL IV's obligations under the CAEL IV Guaranty, and (iv) cause to be delivered to Agent, as part of the CAEL IV Guaranty, an assignment of all management fees, servicing fees and other fees or cash generated from or in connection with the operation, management or servicing of CPYF III. In addition, Borrower represents to Agent and Lenders that the terms of the agreements between Borrower and CPYF III are at least as protective of the Lenders' rights and interests as the agreements between Borrower and CPYF II. Borrower shall provide all documents relating to CPYF III and CAEL IV to Agent and Lenders as soon as such documents are available for review to enable Agent and Lenders to confirm Borrower's compliance with this Section 35 and Section 31 hereof.

          36. Conditional Consent Under Sections 7.1, 7.2, 7.6 and 7.9 of the Amended Loan Agreement for Establishment of Lease Securitization Program With CAILS I and Related Warehouse Debt Facility.

               36.1  Agent and the Lenders agree to review
          documents for the proposed Lease Securitization Program (as defined in Section 3 above) and Warehouse Debt Facility (as defined in Section 3 above) as soon as such documents are available for review, and, subject to Sections 36.2 and 36.6 of this Amendment No. 2, if Lenders and Agent believe, in their sole judgment, that such documents do not adversely affect their Collateral or the Borrower's ability to repay the Loans, and the final documents regarding the Lease Securitization Program and the Warehouse Debt Facility are otherwise acceptable to Agent and Lenders in their sole discretion, Agent and Lenders will consent, in accordance with Borrower's request under Sections 7.1, 7.2, 7.6 and 7.9 of the Amended Loan Agreement, to
          (a) additional cash capital contributions by Borrower to CAILS I (as defined in Section 3 above) beyond the initial cash capital contribution of $100 referenced in
          Section 36.2 hereof of up to One Million Nine Hundred Ninety Nine Thousand Nine Hundred Dollars ($1,999,900),
          (b) CAILS I acting as the issuer of Class A and Class B Notes pursuant to the Lease Securitization Program,
          (c) the Borrower acting as the servicer and the lease originator under the Lease Securitization Program and
          (d) the operation of the Lease Securitization Program. In addition to the Lease Securitization Summary (as defined below) Borrower has delivered to Agent and Lenders on or about November 1, 1993, certain lease securitization term sheets and projections regarding the Lease Securitization Program which Borrower acknowledges form the basis for Borrower's current financial assumptions regarding the Lease Securitization Program.

               36.2 Subject to (i) the agreements and
          representations of Parent and Borrower as set forth in this Section 36.2, and (ii) the accuracy of the Summary of Key Terms for Lease Securitization Program and Warehouse Debt Facility attached hereto as Exhibit 3 (the "Lease Securitization Summary") as a true and correct summary of the terms of the formation and initial capitalization of CAILS I with cash of $100, the Lenders will consent to the (a) formation of CAILS I and (b) the issuance by CAILS I of 1,000 shares of its common stock (representing all of its issued and outstanding common stock) to Borrower in exchange for an initial capital contribution of $100 in cash; provided, however, that such consent shall not constitute consent to any other feature of the Lease Securitization Program or to the contribution of any additional cash or other property by Borrower to CAILS I for any reason, except as otherwise set forth in Sections 36.1, 36.3, 36.4, 36.5, 36.6, 37 and 38.
          As a condition to Agent's and Lenders' consent under
          Section 36.1 and this Section 36.2 of this Amendment No. 2, Borrower agrees to pledge, and hereby pledges, all of the stock of CAILS I to Agent, for the benefit of Lenders, as Collateral for the Loans.

               36.3 Notwithstanding Section 36.1 of this
          Amendment No. 2, so long as the Recourse Provisions (as that term is defined below) of the final documentation for the Lease Securitization Program and the Warehouse Debt Facility are at least as protective of Borrower as the Recourse Provisions set forth in Exhibit 4 attached to this Amendment No. 2, Agent and Lenders will consent to those same aspects of the Recourse Provisions that are contained in the final documentation for the Lease Securitization Program and the Warehouse Debt Facility as part of their consent under Section 36.1 of this Amendment No. 2 to the final documentation for the Lease Securitization Program and Warehouse Debt Facility, subject to the right of the Agent and the Lenders to review all of the final documentation for the Lease Securitization Program and Warehouse Debt Facility and any new Recourse Provisions prior to determining whether to give the consent requested by Borrower.

               36.4 Borrower shall promptly provide Agent and Lenders with all documents relating to the Lease Securitization Program and the Warehouse Debt Facility to enable Agent and Lenders to review such documents.

               36.5 For purposes of this Section 36 of Amendment No. 2, the term "Recourse Provisions" shall mean those provisions of the documentation for the Lease Securitization Program and the Warehouse Debt Facility that could result in liability by Borrower to any person in connection with the Lease Securitization Program or the Warehouse Debt Facility, which provisions may include, but are not limited to, any undertakings by Borrower; any warranties, representations, or commitments given by Borrower; any guarantees by Borrower; any obligation by Borrower to advance funds or create a reserve or similar account; any remedies for breach or default that may affect Borrower; or the unwind provisions of the Warehouse Debt Facility. The "Recourse Provisions" are set forth in Exhibit 4 to this Amendment No. 2.

               36.6 In connection with Borrower's establishment of the Lease Securitization Program, and as a condition to Agent's and Lenders' consent under Sections 36.1,
          36.2 and 36.3 of this Amendment No. 2, Borrower agrees to (a) assign, and hereby assigns, to the Agent, for the benefit of Lenders, as Collateral for the Loans, all fees Borrower receives or is entitled to receive from CAILS I (including, without implied limitation, servicing fees, marketing fees, or remarketing fees) and all other rights to payments from CAILS I (including, without implied limitation, residual rights or other rights such as return of capital or dividend rights, marketing or remarketing rights, rights to reimbursement, or rights in any reserve account), whether created under servicing or other agreements between Borrower and CAILS I or otherwise, and
          (b) deliver all original agreements concerning servicing or other agreements for the payment of fees or other rights to payment (or evidencing residual rights or other rights such as return of capital or dividend rights, marketing or remarketing rights, rights to reimbursement, or rights in any reserve account) to Borrower in connection with CAILS I to Fairfield and Woods P.C. under the Amended Agency and Possession Agreement.

          37. Use of New Business Funds. Borrower agrees that the organization and origination costs paid or incurred by it in connection with the creation or establishment of CPYF III, CAEL IV, CAILS I, the Warehouse Debt Facility and/or the Lease Securitization Program, any costs or expenses of the "unwind provisions" of the Warehouse Debt Facility, any cash investment in or capitalization of CAEL IV or CAILS I, any cash deposits or payments into a reserve account in connection with the Lease Securitization Program, any cash advances made under or in connection with the Lease Securitization Program (such as, by way of example, but without limitation, advances to or for the benefit of the holders of the A and B Notes), any out of pocket payments incurred by Borrower in connection with the Lease Securitization Program and/or the Warehouse Debt Facility (such as, by way of example, but without limitation, any costs of collection with respect to any lessee's delinquent lease payments, any costs incurred by Borrower in purchasing any umbrella insurance policies as contemplated under the Lease Securitization Program and/or the Warehouse Debt Facility, any advances made by Borrower for taxes or insurance in connection with the Lease Securitization Program and/or the Warehouse Debt Facility), and/or any equity contributions (whether cash or equipment) made in connection with CPYF III, CAEL IV, CAILS I, or the Lease Securitization Program, shall be a use of New Business Funds under Section 7.24 of the Amended Loan Agreement and the definition of "New Business Funds" in the Amended Loan Agreement is hereby amended to include all of the foregoing as part of such definition.

          38. Conditional Consent Under Section 7.3 of the Amended Loan Agreement for Warehouse Debt Facility. Agent and the Lenders agree to review documents for the proposed Lease Securitization Program and Warehouse Debt Facility, as soon as such documents are available for review, and, so long as
(i) Lenders and Agent believe, in their sole judgment, that such documents do not adversely affect their Collateral or the Borrower's ability to repay the Loans, (ii) the final documents regarding the Warehouse Debt Facility are otherwise acceptable to Agent and Lenders in their sole discretion, and (iii) Borrower has satisfied all of the requirements necessary for consent under
Section 36 of this Amendment No. 2, Agent and Lenders will consent, in accordance with Borrower's request under Section 7.3 of the Amended Loan Agreement, to (a) CAILS I becoming the borrower under, and obligating itself to repay, the Warehouse Debt Facility, the proceeds of which are being provided by ITT Credit Corp. to CAILS I solely to fund the acquisition by CAILS I of Leases and Related Equipment for the Lease Securitization Program.

          39. Delivery of Additional Financing Statements. Borrower shall deliver to Agent UCC-1 financing statements, signed by an authorized officer of Borrower, for filing in certain counties and parishes in Georgia and Louisiana, respectively, where Agent has not previously filed financing statements, within five (5) Business Days after Agent delivers such financing statements to Borrower for signature; provided, that it shall be a condition precedent to the effectiveness of this Amendment No. 2 that Borrower shall deliver to Agent and Agent shall have received, all such financing statements that were delivered to Borrower for signature prior to execution of this Amendment No. 2. Failure to deliver financing statements to Agent as set forth above shall constitute an Event of Default under the Amended Loan Agreement.

          40. Amendment to Amended Joint Security Agreement and Confirmation That Collateral Includes Certain Property. The Amended Joint Security Agreement is hereby amended by adding to Section 5.10.2 of the Amended Joint Security Agreement the word "lender" immediately before the words "loss payee under the insurance", and after the words "Agent as" in the two places where such phrases appear in Section 5.10.2. Borrower hereby acknowledges, confirms and agrees that the "Collateral" under and as defined in the Amended Joint Security Agreement includes any property that pursuant to the terms of the Amended Loan Agreement, this Amendment No. 2 or Amendment No. 1 is, has been, or will be pledged to Agent, for the benefit of Lenders, or as to which a security interest is, has been, or will be granted to Agent, for the benefit of Lenders, including proceeds of any of the foregoing.

          41. Amendment to Amended Agency and Possession Agreement. The Parties agree to amend Section 11.2 of the Amended Agency and Possession Agreement by deleting the word "and" immediately before subpart (iii), inserting "; and" immediately after subpart (iii), and adding a new subpart
(iv) as follows:

     (iv) all documents, certificates, agreements, worksheets and schedules required to be delivered to Agent and/or Lenders under any of the Amended Loan
     Documents.

          42. Amendment to Amended Loan Documents. The Parties hereto hereby amend all of the Amended Loan Documents to provide the following rules of construction for each such Amended Loan Document to the extent not already provided therein: "The term "including" shall not be limited or exclusive, unless specifically indicated to the contrary. The word or shall have the inclusive meaning represented by the phrase and/or."

          43. Effect of Amendment No. 2. Except as otherwise expressly modified (i) herein, (ii) in the Second Amendment to Continuing Guaranty, Pledge, Security and Subordination Agreement and Third Reaffirmation of Guaranty executed concurrently herewith by Parent (the "1993 Parent Amendment and Reaffirmation"), and/or (iii) in each Second Amendment to Continuing Guaranty, Security and Subordination Agreement and Reaffirmation of Guaranty executed concurrently herewith by certain of the Capital Subsidiaries (each, a "1993 Capital Subsidiary Amendment and Reaffirmation"), the Amended Loan Agreement, the Amended Joint Security Agreement, the Amended Agency and Possession Agreement, the Amended Guaranty, the Other Guarantees and the other Amended Loan Documents, shall remain in full force and effect according to the terms thereof. From and after the Effective Date, this Amendment No. 2 together with (i) any amendments to the Amended Loan Agreement, the Amended Joint Security Agreement and any of the other Amended Loan Documents set forth in the Omnibus Amendments, and (ii) the Amended Loan Agreement, the Amended Joint Security Agreement, the Amended Guaranty, the Other Guarantees and the other Amended Loan Documents, constitute the Amended Loan Agreement, the Amended Joint Security Agreement, the Amended Guaranty, the Other Guarantees and the other Amended Loan Documents, respectively.

          44. Counterparts. This Amendment No. 2 may be executed in counterparts, all of which taken together shall constitute Amendment No. 2. Signatures may be exchanged by telecopy, with original signatures to follow. Each Party agrees that it will be bound by its own telecopied signature and that it accepts the telecopied signatures of the other Parties to this Amendment No. 2. The original signature pages shall be forwarded to the Agent and the Agent will provide all Parties with a copy of the entire Amendment No. 2.

          45. Effective Date. Upon execution of this Amendment No. 2 by all Parties, this Amendment No. 2 shall be deemed effective as of December 23, 1993 (the "Effective Date"), and the Agent shall enter the Effective Date under its signature after receiving a fully signed copy of this Amendment No. 2.

          46. Reaffirmation of Amended Guaranty and Subsidiary Guaranties. Parent (identified on its signature line to this Amendment No. 2 as "Guarantor") hereby consents to the terms of this Amendment No. 2, reaffirms its obligations to Lenders and Agent under the Amended Guaranty and the Guaranty Reaffirmations, and confirms that the Amended Guaranty and the Guaranty Reaffirmations remain in full force and effect. Each Capital Subsidiary hereby consents to the terms of this Amendment No. 2, reaffirms its obligations to Lenders and Agent under its Other Guarantee and its Other Guaranty Reaffirmations and confirms that its Other Guarantee and its Other Guaranty Reaffirmations remain in full force and effect.

          47. Entire Agreement. This Amendment No. 2, together with the 1993 Parent Amendment and Reaffirmation, each of the 1993 Capital Subsidiary Amendment and Reaffirmations, and the other documents executed in connection with this Amendment No. 2, is the entire agreement between the Parties hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous oral or written agreements or discussions. Except as otherwise expressly modified (i) herein, (ii) in the 1993 Parent Amendment and Reaffirmation, (iii) in each of the 1993 Capital Subsidiary Amendment and Reaffirmations, and/or (iv) by the other documents executed in connection with this Amendment No. 2, the Amended Loan Documents shall remain in full force and effect in accordance with their respective terms. This Amendment No. 2, together with the Amended Loan Agreement, the Amended Joint Security Agreement, the Omnibus Amendments, the 1993 Parent Amendment and Reaffirmation, and each of the 1993 Capital Subsidiary Amendment and Reaffirmations, shall constitute the Amended Loan Agreement, the Amended Joint Security Agreement, the Amended Guaranty and the Other Guarantees, respectively, which, in turn, are part of the Amended Loan Documents.

          48. Headings. The captions and headings used in this Amendment No. 2 are inserted for convenience or reference only and shall not be used in construing the provisions hereof.

GUARANTOR                               BORROWER

CAPITAL ASSOCIATES, INC.                CAPITAL ASSOCIATES INTERNATIONAL,
                                        INC.

By:   /s/Dennis J. Lacey                By:  /s/Dennis J. Lacey
      --------------------------             -------------------------
      Dennis J. Lacey                        Dennis J. Lacey
      Chief Executive Officer,               Chief Executive Officer,
      President                              President


OTHER GUARANTORS

CAI EQUIPMENT LEASING I CORP.           CAI EQUIPMENT LEASING III CORP.

By:  /s/Dennis J. Lacey                 By:  /s/Dennis J. Lacey
      --------------------------             -------------------------
     Dennis J. Lacey                          Dennis J. Lacey
     Senior Vice President                    Senior Vice President


CAI EQUIPMENT LEASING IV CORP           CAI PARTNERS MANAGEMENT COMPANY

By:  /s/Dennis J. Lacey                 By:  /s/Dennis J. Lacey
     --------------------------              -------------------------
     Dennis J. Lacey                         Dennis J. Lacey
     Senior Vice President                   Senior Vice President


CAI LEASING CANADA, LTD.                WHITEWOOD CREDIT CORPORATION

By:  /s/Dennis J. Lacey                 By:  /s/Dennis J. Lacey
     --------------------------              -------------------------
    Dennis J. Lacey                          Dennis J. Lacey
    Senior Vice President                    Senior Vice President


CAPITAL EQUIPMENT CORPORATION           CAI LEASE SECURITIZATION I CORP.

By:  /s/Dennis J. Lacey                 By:  /s/John E. Christensen
     --------------------------              -------------------------
     Dennis J. Lacey                         John E. Christensen
     Senior Vice President                   President


AGENT                                   LENDERS

MELLON BANK, N.A.                       MELLON BANK, N.A.

By:   /s/Brigitte R. Bouchat            By:   /s/Brigitte R. Bouchat
      --------------------------               -------------------------
      Brigitte R. Bouchat                     Brigitte R. Bouchat
Its:  Vice President                    Its:  Vice President

Effective Date:  December 23, 1993      THE CHASE MANHATTAN BANK, N.A.

                                        By:   /s/Stanley M. Guralnick
                                              ---------------------------
                                        Its:  Vice President


                                        FIRST BANK NATIONAL ASSOCIATION

                                        By:   /s/Jack L. Quitmeyer
                                              ---------------------------
                                        Its:  Vice President


                                        HORACE MANN LIFE INSURANCE COMPANY
                                        By:  J. P. MORGAN INVESTMENT
                                             MANAGEMENT, INC., as
                                             Investment Manager

                                        By:   /s/E. Clifford Cole
                                              ---------------------------
                                        Its:  Vice President


                                        CIG & CO for
                                        CONNECTICUT GENERAL LIFE
                                        INSURANCE COMPANY

                                        By:   /s/James F. Coggins, Jr.
                                              ---------------------------
                                        Its:  Partner